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                           SECURITIES AND EXCHANGE COMMISSION

                                 Washington, D.C. 20549

                                 -----------------------

                                        FORM 8-K

                                     CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of the
                             Securities Exchange Act of 1934

                         Date of Report: December 19, 1996



                              RAC FINANCIAL GROUP, INC.
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               (Exact name of registrant as specified in its charter)


            Nevada                        0-27550                75-2561052
(State or other jurisdiction of   (Commission File Number)     (IRS Employer
incorporation or organization)                              Identification No.)

1250 West Mockingbird Lane
Dallas, Texas                                                       75247
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(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code: (214) 636-6006.

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ITEM 5. OTHER EVENTS.

   OWNERSHIP OF THE COMMON STOCK AND OTHER SECURITIES OF RAC FINANCIAL GROUP, INC. (THE "COMPANY") INVOLVES CERTAIN RISKS. HOLDERS OF THE COMPANY'S SECURITIES AND PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN EVALUATING AN INVESTMENT IN THE COMPANY'S SECURITIES.

LIQUIDITY AND CAPITAL RESOURCES

   LIQUIDITY. As a result of the Company's increasing volume of loan originations and purchases, and its expanding securitization activities, the Company has operated, and expects to continue to operate, on a negative operating cash flow basis, which is expected to increase as the volume of the Company's loan purchases and originations increases and its securitization program grows. The Company's primary operating cash requirements include the funding of (i) loan originations and loan purchases, (ii) reserve accounts, overcollateralization requirements, fees and expenses incurred in connection with its securitization program, (iii) tax payments due on the Company's taxable net income, (iv) television, radio and direct mail advertising and other marketing expenses, and (v) administrative and other operating expenses.

   The Company typically has funded its cash requirements from borrowings under its warehouse facilities. There can be no assurance that, as the Company's existing lending arrangements mature, the Company will have access to the financing necessary for its operations and its growth plans or that such financing will be available to the Company on favorable terms. To the extent the Company is unable to renew existing warehouse facilities or arrange additional or new warehouse lines of credit, the Company may have to curtail loan origination and purchasing activities, which could have a material adverse effect on the Company's results of operations and financial condition.

   NEED FOR ADDITIONAL FINANCING. The Company requires substantial capital to fund its operations. Consequently, the Company's operations and its ability to grow are affected by the availability of financing and the terms thereof. Based on the rate of growth of the Company's originations in the recent past, the Company anticipates that it will need to arrange additional warehouse lines of credit or other financing sources from time to time over the foreseeable future in order to maintain its historical growth rates. There can be no assurance that the Company will be successful in consummating such financing transactions in the future or on terms the Company would consider to be favorable. If the Company is unable to arrange new warehouse lines of credit or other financing sources, the Company may have to curtail its loan origination and purchasing activities, which could have a material adverse effect on the Company's results of operations and financial condition.

   DEPENDENCE ON SECURITIZATION TRANSACTIONS. Since the beginning of fiscal 1995, the Company has utilized a securitization program that involves the periodic pooling and sale of its strategic loans (i.e., uninsured home improvement and uninsured debt consolidation loans ("Conventional Loans") and partially insured Title I home improvement loans ("Title I Loans")). The securitization proceeds have historically been used to repay borrowings under warehouse facilities, thereby making such warehouse facilities available to finance the origination and purchase of additional strategic loans. There can be no assurance that, as the Company's volume of loans originated or purchased increases and other new products available for securitization increases, the Company will be able to securitize its loan production efficiently. In addition, the securitization market for many types of assets is relatively undeveloped and may be more susceptible to market fluctuations or other adverse changes than more developed capital markets. Securitization transactions may be affected by a number of factors, some of which are beyond the Company's control, including, among other things, conditions in the securities markets in general, conditions in the asset-backed securitization market and the conformity of loan pools to rating agency requirements and to the extent that monoline insurance is used, the requirements of such insurers. Adverse changes in the secondary market could impair the Company's ability to originate, purchase and sell loans on a favorable or timely basis. In addition, the Company's securitizations typically utilize credit enhancements in the form of financial guaranty insurance policies in order to achieve better credit ratings. Failure to obtain acceptable rating agency ratings or insurance company credit enhancements could decrease the efficiency or affect the timing of future securitizations. The Company intends to continue public or private securitizations of its loan pools on a quarterly basis. Any delay in the sale of a loan pool beyond a quarter-end would substantially reduce and may eliminate the Gain on Sale (as hereafter defined) in the given quarter and would likely result in losses for such quarter being reported by the Company. If the Company were unable to securitize loans due to changes in the secondary market or the unavailability

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of credit enhancements, the Company's growth would be materially impaired and the Company's results of operations and financial condition would be materially adversely affected.

   RISKS ASSOCIATED WITH LOANS HELD FOR SALE. In order to increase its interest income and, therefore, reduce the amount of cash used in the Company's operating activities, in the third quarter of fiscal 1996 the Company began to implement a strategy of maintaining a significant quantity of loans on its balance sheet as "loans held for sale, net." During fiscal 1994 and 1995, loans were held an average of one month before their sale. In fiscal 1996, this average holding period increased to two months. The Company expects this holding period to increase to 180 days during fiscal 1997, and it could exceed one year thereafter.

   The interest rate on loans originated and purchased by the Company are fixed at the time the Company issues a loan commitment. In addition, the interest rates on the Company's loans are fixed, and the Company's loan financing facilities all bear floating interest rates. See "Sensitivity to Interest Rates." Accordingly, the Company's strategy to increase the dollar amount of loans held for sale and the length of time such loans are held will significantly increase the Company's exposure to interest rate fluctuations and the risks that such fluctuations will result in greater interest expense under warehouse facilities and reduced Gain on Sale resulting from a reduced spread between the interest rates charged to borrowers and the interest rate paid to investors in securitizations. Moreover, in order to manage this increased risk the Company will have to increase its hedging activities, and there can be no assurance that such hedging activities will be successful in managing the risk or will not themselves have a material adverse effect on the Company's financial condition or results of operations. As a result, there can be no assurance that this strategy will not have a material adverse effect on the Company's financial condition or results of operations.

SENSITIVITY TO INTEREST RATES

   The Company's profitability may be directly affected by fluctuations in interest rates. While the Company monitors interest rates and employs a strategy designed to hedge some of the risks associated with changes in interest rates, no assurance can be given that the Company's results of operations and financial condition will not be adversely affected during periods of fluctuations in interest rates. The Company's interest rate hedging strategy currently includes purchasing put contracts on treasury securities, selling short treasury securities and maintaining a pre-funding strategy with respect to its securitizations. Since the interest rates on the Company's indebtedness used to fund and acquire loans are variable and the rates charged on loans the Company originates and purchases are fixed, increases in the interest rates after loans are originated and prior to their sale could have a material adverse effect on the Company's results of operations and financial condition. In addition, increases in interest rates prior to sale of the loans may reduce the Gain on Sale earned by the Company. The ultimate sale of the Company's loans will fix the spread between the interest rates paid by borrowers and the interest rates paid to investors in securitization transactions (the "Excess Servicing Spread") with respect to such loans, although increases in interest rates may narrow the potential spread that existed at the time the loans were originated or purchased by the Company. A significant, sustained rise in interest rates could curtail the Company's growth opportunities by decreasing the demand for loans at such rates and increasing market pressure to reduce origination fees or servicing spreads. The Company has begun to implement a strategy of maintaining a significant quantity of loans on its balance sheet, thus increasing the length of time that loans are held for sale and materially increasing its interest rate risk.

   The Company's investment in the Excess Servicing Receivable is also sensitive to interest rates. A decrease in interest rates could cause an increase in the rate at which outstanding loans are prepaid, thereby reducing the period of time during which the Company receives the Excess Servicing Spread and other servicing income with respect to such prepaid loans, thereby possibly resulting in accelerated amortization of the Excess Servicing Receivable. Although an increase in interest rates may decrease prepayments, such increase may not offset the higher interest costs of financing the Excess Servicing Receivable.

CREDIT RISK ASSOCIATED WITH BORROWERS

   Many of the Company's borrowers are consumers who have limited access to consumer financing for a variety of reasons, including insufficient home equity value and, in the case of borrowers under the Title I credit insurance program (the "Title I Program") administered by the Federal Housing Administration (the "FHA"), unfavorable past credit

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experience. The Company is subject to various risks associated with these borrowers, including, but not limited to, the risk that borrowers will not satisfy their debt service payments, including payments of interest and principal, and that the realizable value of the property securing such loans will not be sufficient to repay the borrower's obligation to the Company. The risks associated with the Company's business increase during an economic downturn or recession. Such periods may be accompanied by decreased demand for consumer credit and declining real estate values. Any material decline in real estate values reduces the ability of borrowers to use home equity to support borrowings and increases the loan-to-value ratios of the Company's existing loans, thereby weakening collateral values and increasing the possibility of a loss in the event of default. Furthermore, the rates of delinquencies and foreclosures and the frequency and severity of losses generally increase during economic downturns or recessions. Because the Company lends to borrowers who may be credit-impaired, the actual rates of delinquencies, foreclosures and losses on such loans could be higher under adverse economic conditions than those currently experienced in the consumer finance industry in general. While the Company is experiencing declining delinquency rates on the strategic loans serviced by the Company (the "Serviced Loan Portfolio") as a whole, delinquency rates have followed historical trends on a pool-by-pool basis, which trends assume increased rates of delinquencies over time. However, there can be no assurance that delinquency rates will not increase beyond historical trends. In addition, in an economic downturn or recession, the Company's servicing costs will increase. Any sustained period of such increased losses could have a material adverse effect on the Company's results of operations and financial condition.

CREDIT RISK ASSOCIATED WITH HIGH LTV LOANS

   Although the Company's strategic loans are typically secured by real estate, because of the relatively high loan-to-value ratios ("LTVs") of most of the Company's loans, in most cases the collateral of such loans will not be sufficient to cover the principal amount of the loans in the event of default. The Company relies principally on the creditworthiness of the borrower and to a lesser extent on the underlying collateral for repayment of the Company's Conventional Loans, and FHA co-insurance with respect to Title I Loans. Consequently, many of the Company's loans equal or exceed the value of the mortgaged properties, in some instances involving LTVs of up to 125%. With respect to many of the Company's loans, LTV determinations are based upon the borrowers' representations as to the value of the underlying property; accordingly, there can be no assurance that such represented values accurately reflect prevailing market prices. With respect to any default, the Company currently evaluates the cost effectiveness of foreclosing on the collateral. To the extent that borrowers with high LTVs default on their loan obligations, the Company is less likely to use foreclosure as a means to mitigate its losses. Under these circumstances, losses would be applied to the Company's allowances for possible credit losses on loans sold and held for sale, except to the extent that Title I Program insurance is available. Such absorption, if in excess of the Company's allowance for such losses, could have a material adverse effect on the Company's financial condition and results of operations, if such losses required the Company to record additional provisions for losses on loans sold.

EXCESS SERVICING RECEIVABLE RISKS

   ILLIQUIDITY OF THE EXCESS SERVICING RECEIVABLE. The Company's "Gain on Sale," with respect to securitizations, is equal to the present value of the Company's portion of the expected future excess cash flow to be received on the loans sold through securitization transactions, in excess of securitization costs and net premiums paid, net of sharing, but not net of the Company's provision for possible credit losses. When the Company's loans are pooled and sold in securitization transactions, the Company recognizes Gain on Sale, which constitutes a substantial majority of the Company's revenues. The Company records an asset corresponding to its Gain on Sale (the "Excess Servicing Receivable") on its balance sheet in an initial amount equal to the present value of the Excess Servicing Spread it expects to collect over the life of the securitized loans sold. The Company is not aware of an active market for this kind of receivable, and no assurance can be given that the receivable could in fact be sold at its stated value on the balance sheet, if at all.

   In addition, the Gain on Sale is recognized in the period during which loans are sold, while cash payments are received by the Company pursuant to its pooling and servicing agreements and servicing fees are paid to the Company by the securitization trustees over the lives of the securitized loans. This difference in the timing of cash flows could cause a cash shortfall, which may have a material adverse effect on the Company's financial condition and results of operations.

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   EXCESS SERVICING RECEIVABLE MAY BE OVERSTATED; PROVISION FOR CREDIT LOSSES
MAY BE UNDERSTATED. The calculation of Gain on Sale and the valuation of the Excess Servicing Receivable are based on certain management estimates relating to the appropriate discount rate and anticipated average lives of the loans sold. In order to determine the present value of this excess cash flow, the Company currently applies an estimated market discount rate of between 10% and 11% to the expected pro forma gross cash flow calculated utilizing the weighted average maturity of the securitized loans, and currently applies a risk free discount rate of 6.5% to the anticipated losses attendant to this pro forma cash flow stream. Accordingly, the overall effective current average discount rate utilized on the cash flows, net of expected credit losses is approximately 12.5%. Although the Company records the Excess Servicing Receivable and the related reserve on a gross basis, for purposes of evaluation and comparison, the Company calculates an average net discount rate for the net Excess Servicing Receivable. This is calculated by subtracting the present value of the anticipated losses attributable to loans being securitized and sold from the present value of the expected stream of payments to derive the present value of the net Excess Servicing Receivable. The Company then determines the average discount rate that equates the expected payments, net of expected losses, to the value of the Excess Servicing Receivable, which, with respect to its 1996-4 securitization (November 15, 1996), is approximately 12.5%. To estimate the anticipated average lives of the loans sold in securitization transactions, management estimates prepayment, default and interest rates on a pool-by-pool basis. If actual experience varies from management estimates at the time loans are sold, the Company may be required to write down the remaining Excess
Servicing Receivable through a charge to earnings in the period of adjustment.

   Prepayment rates and default rates may be affected by a variety of economic and other factors, including prevailing interest rates and the availability of alternative financing, most of which are not within the Company's control. A decrease in prevailing interest rates could cause prepayments to increase, thereby requiring a writedown of the Excess Servicing Receivable. Even if actual prepayment rates occur more slowly and default rates are lower than management's original estimates, the Excess Servicing Receivable would not increase.

   Furthermore, management's estimates of prepayment rates and default rates are based, in part, on the historical performance of the Company's Title I Loans. The Company is originating an increasing proportion of Conventional Loans, while historical performance data is based primarily on Title I Loans. In addition, a significant portion of the Company's securitized loans sold were very recently originated or were acquired in bulk purchases. No assurance can be given that these loans, as with any new loan, will perform in the future in accordance with the Company's historical experience. In addition, when the Company introduces new loan products it may have little or no historical experience on which it can base its estimates, and thus its estimates may be less reliable. During the fiscal year ended September 30, 1996, the Company increased its provision for credit losses, $2.5 million of which was taken because the default rate for a pool of loans acquired by the Company through a bulk purchase of home improvement and debt consolidation loans ("Bulk Loans") included in the 1995-2 securitization exceeded the estimates made at the time of the securitization and the adjustment was in conformity with the Company's current estimation methodology. There can be no assurance that the Company will not be required in the future to write down its Excess Servicing Receivable in excess of its provision for credit losses. Any such writedown could have a material adverse effect on the Company's financial condition and results of operations.

   FINANCING OF THE EXCESS SERVICING RECEIVABLE. The Company retains significant amounts of Excess Servicing Receivable on its balance sheet. The Company currently does not hedge this asset. The Company finances its Excess Servicing Receivable with term-line borrowings under an existing term facility (the "Term Line") with Residential Funding Corporation (the "Warehouse Lender"). These borrowings bear interest at a floating rate. The Company, however, cannot reprice its Excess Servicing Receivable on its balance sheet, which has an expected average life of four to six years. Therefore, the Company remains at risk that its financing sources may increase the interest rates they charge the Company.

IMPACT OF RECENT ACCOUNTING PRONOUNCEMENTS

   In June 1996, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 125 ("FASB 125"), "Accounting for Transfer and Servicing of Financial Assets and Extinguishment of Liabilities." FASB 125 addresses the accounting for all types of securitization transactions, securities lending and repurchase agreements, collateralized borrowing arrangements and other transactions involving the transfer of financial

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assets. FASB 125 distinguishes transfers of financial assets that are sales from transfers that are secured borrowings. FASB 125 is generally effective for transactions that occur after December 31, 1996, and it is to be applied prospectively. FASB 125 will require the Company to allocate the total cost of mortgage loans sold to the mortgage loans, retained certificates and servicing rights. The Company will be required to assess the retained certificates and servicing rights for impairment based upon the fair value of those rights. The pronouncement also will require the Company to provide additional disclosure about the retained certificates in its securitizations and to account for these assets at fair value in accordance with FASB 115. The Company has not completed its analysis of the impact FASB 125 may have on the Company's financial condition or results of operations. The Company will apply the new rules prospectively beginning in the first calendar quarter of 1997. There can be no assurance, however, that the implementation by the Company of FASB 125 will not reduce the Company's Gain on Sale of loans in the future or otherwise adversely affect the Company's results of operations or financial condition.

ABILITY OF THE COMPANY TO CONTINUE GROWTH STRATEGY; POSSIBLE ADVERSE CONSEQUENCES FROM RECENT GROWTH

   The Company's total revenues and net income have increased dramatically and rapidly since the Company's inception. The Company does not expect to sustain these growth rates.

   The Company's ability to continue its growth strategy depends on its ability to increase the volume of loans it originates and purchases while successfully managing its growth. This volume increase is, in part, dependent on the Company's ability to procure, maintain and manage its increasingly larger warehouse facilities and lines of credit. In addition to the Company's financing needs, its ability to increase its volume of loans will depend on, among other factors, its ability to (i) offer attractive products to prospective borrowers, (ii) attract and retain qualified underwriting, servicing and other personnel, (iii) market its products successfully, especially its new loan products originated directly to qualified homeowners ("Direct Loans"), (iv) establish new relationships and maintain existing relationships with independent correspondent lenders in states where the Company is currently active and in additional states and (v) build national brand name recognition. In addition, the Company has recently begun to focus resources on the small loan consumer finance industry. There can be no assurance that the Company will successfully enter or compete in this highly competitive segment of the consumer finance industry.

   In light of the Company's rapid growth, the historical performance of the Company's operations, including its underwriting and servicing operations, which were principally related to origination of Title I Loans, may be of limited relevance in predicting future performance with respect to Conventional Loans, especially debt consolidation loans or personal consumer loans. Any credit or other problems associated with the large number of loans originated in the recent past may not become apparent until sometime in the future. Consequently, the Company's historical results of operations may be of limited relevance to an investor seeking to predict the Company's future performance. In addition, purchases of Bulk Loans require the Company to rely to a certain extent on the underwriting practices of the seller of the Bulk Loans. Although the Company has its own review process when purchasing Bulk Loans, the Company occasionally must rely upon the underwriting standards of the originator, which standards may not be as rigorous as the Company's.

   The Company's ability to successfully manage its growth as it pursues its growth strategy will be dependent upon, among other things, its ability to
(i) maintain appropriate procedures, policies and systems to ensure that the Company's loans have an acceptable level of credit risk and loss, (ii) satisfy its need for additional short-term and long-term financing, (iii) manage the costs associated with expanding its infrastructure, including systems, personnel and facilities, and (iv) continue operating in competitive, economic, regulatory and judicial environments that are conducive to the Company's business activities. The Company's requirement for additional operating procedures, personnel and facilities is expected to continue over the near term. The Company is absorbing the effects of the implementation of new computer hardware and software to manage its business operations, and it plans to continue to procure hardware and software that require additional corresponding investments in training and education. The Company's significant growth has placed substantial new and increased pressures on the Company's personnel. There can be no assurance that the addition of new operating procedures, personnel and facilities together with the Company's enhanced information systems, will be sufficient to enable it to meet its current operating needs. Changes in the Company's ability to obtain or maintain any or all of these factors or to successfully manage its growth strategy could have a material adverse effect on the Company's operations, profitability and growth.

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CONSOLIDATION OF OPERATIONS OF ACQUISITIONS

   The Company has in the past relied on, and in the future expects to continue to rely on, in part an acquisition strategy in order to grow its business and to enter into new lines of business. The Company must successfully integrate the management, marketing, products and systems associated with its acquisitions if the Company is to make current or prospective acquisitions financially successful. In addition, the Company's recent strategy of acquiring personal consumer loan companies involves introducing the Company's strategic loan products, which are very different from the type of loans such companies now originate, into this origination channel. Acquisitions may produce excess costs and may become significant distractions to management if they are not timely integrated. There can be no assurance that future acquisition opportunities will become available, that such future acquisitions can be accomplished on favorable terms or that such acquisitions, if any, will result in profitable operations in the future or can be integrated successfully with the Company's existing business.

CONCENTRATION OF OPERATIONS IN CALIFORNIA

   A significant portion of the Serviced Loan Portfolio is secured by subordinate liens on residential properties located in California. Consequently, the Company's results of operations and financial condition are dependent upon general trends in the California economy and its residential real estate market. California has experienced an economic slowdown or recession over the last several years, which has been accompanied by a sustained decline in the California real estate market. Such a decline may adversely affect the values of properties securing the Company's loans, such that the principal balances of such loans, together with any primary financing on the mortgaged properties, may further increase LTVs, making the Company's ability to recoup losses in the event of a borrower's default extremely unlikely. In addition, California historically has been vulnerable to certain risks of natural disasters, such as earthquakes and erosion-caused mudslides, which are not typically covered by the standard hazard insurance policies maintained by borrowers. Uninsured disasters may adversely impact borrowers' ability to repay loans made by the Company, which could have a material adverse effect on the Company's results of operations and financial condition.

COMPETITION

   The consumer finance market is highly competitive and fragmented. The Company competes with a number of finance companies that provide financing to individuals who may not qualify for traditional financing. To a lesser extent, the Company competes, or will compete, with commercial banks, savings and loan associations, credit unions, insurance companies and captive finance arms of major manufacturing companies that currently tend to apply more traditional lending criteria. In addition, in recent months, several companies have announced loan programs that will compete directly with the Company's loan products, particularly its Conventional Loans. Many of these competitors or potential competitors are substantially larger and have significantly greater capital and other resources than the Company. In fiscal 1995 and 1996, approximately 68.5% and 93.9%, respectively, of the Company's loans originated were loans originated through correspondent lenders ("Correspondent Loans"), which are expected to remain a significant part of the Company's loan production program for the foreseeable future. As a purchaser of Correspondent Loans, the Company is exposed to fluctuations in the volume and price of Correspondent Loans resulting from competition from other purchasers of such loans, market conditions and other factors. In addition, the Federal National Mortgage Association ("Fannie Mae") has purchased and is expected to continue to purchase significant volumes of Title I Loans on a whole-loan basis. Purchases by Fannie Mae could be made from sources from which the Company also purchases loans. To the extent that purchasers of loans, such as Fannie Mae, enter or increase their purchasing activities in the markets in which the Company purchases loans, competitive pressures may decrease the availability of loans or increase the price the Company would have to pay for such loans, a phenomenon that has occurred with respect to Title I Loans. In addition, increases in the number of companies seeking to originate loans tends to lower the rates of interest the Company can charge borrowers, thereby reducing the potential value of subsequently earned Gains on Sales of loans. To the extent that any of these lenders or Fannie Mae significantly expand their activities in the Company's market, or to the extent that new competitors enter the market, the Company's results of operations and financial condition could be materially adversely affected.

                                       7

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CONCENTRATION OF CORRESPONDENT LENDERS

   Approximately 79.8% and 48.6% of the loans purchased from correspondent lenders by the Company during fiscal 1995 and 1996, respectively, were originated through the Company's 10 largest independent correspondent lenders. The Company believes that it is possible for its dependence on a small number of independent correspondent lenders to continue for the foreseeable future as the Company focuses extensively on originating Direct Loans. Correspondent lenders are not contractually bound to sell loans to the Company, and, therefore, are able to sell their loans to others or to undertake securitization programs of their own. To the extent that the Company is no longer able to purchase or originate loans from these significant independent correspondent lenders, this could have a material adverse effect on the Company's results of operations and financial condition.

LIMITED OPERATING HISTORY

   The Company was formed in 1994 to combine the operations of FIRSTPLUS Financial, Inc. ("FIRSTPLUS Financial") and SFA: State Financial Acceptance Corporation ("SFAC"). The Combination involved the integration of the operations of two companies that previously operated independently. Consequently, the Company has a limited operating history under its new corporate structure upon which prospective investors may base an evaluation of its performance.

DELINQUENCIES; RIGHT TO TERMINATE SERVICING; NEGATIVE IMPACT ON CASH FLOWS

   A significant portion of the Serviced Loan Portfolio consists of loans securitized by the Company and sold to grantor or owner trusts. The Company's form of pooling and servicing agreement with each of these trusts provides that the trustee of the related trust may terminate the Company's servicing rights if certain delinquency or loss standards are not met. To date, none of the pools of securitized loans exceeded the foregoing delinquency standards and no servicing rights have been terminated. However, there can be no assurance that delinquency rates with respect to Company-sponsored securitized loan pools will not exceed this rate in the future and, if exceeded, that servicing rights will not be terminated, which would have a material adverse effect on the Company's results of operations and financial condition.

   The Company's cash flow can also be adversely impacted by high delinquency and default rates in its grantor and owner trusts. Generally, provisions in the pooling and servicing agreement have the effect of requiring the over collateralization account, which is funded primarily by the excess servicing on the loans held in the trust, to be increased up to about two and one-half times the level otherwise required when the delinquency and the default rates exceed various specified limits.

DEPENDENCE ON TITLE I PROGRAM

   A portion of the Company's business is dependent on the continuation of the Title I Program, which is federally funded. The Title I Program provides that qualifying loans are eligible for FHA insurance, although such insurance is limited. From time to time, legislation has been introduced in both houses of the United States Congress that would, among other things, abolish the Department of Housing and Urban Development ("HUD"), reduce federal spending for housing and community development activities and eliminate the Title I Program. Other changes to HUD have been proposed, which, if adopted, could affect the operation of the Title I Program. No assurance can be given that the Title I Program will continue in existence or that HUD will continue to receive sufficient funding for the operation of the Title I Program. Discontinuation of or a significant reduction in the Title I Program or the Company's authority to originate or purchase loans under the Title I Program could have a material adverse effect on the Company's results of operations and financial condition.

IMPACT OF REGULATION AND LITIGATION

   The Company's business is subject to regulation and licensing under various federal, state and local statutes and regulations requiring, among other things, the licensing of lenders, adequate disclosure of loan terms and limitations on the terms and interest rates of consumer loans, collection policies, creditor remedies and other trade practices. An adverse change in these laws or regulations could have an adverse effect on the Company by, among other things, limiting

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

the interest and fee income the Company may generate on existing and additional loans, limiting the states in which the Company may operate or restricting the Company's ability to realize on the collateral securing its loans.

   Members of Congress and government officials have from time to time suggested the elimination of the mortgage interest deduction for federal income tax purposes, either entirely or in part, based on borrower income, type of loan or principal amount. Because many of the Company's loans are made to borrowers for the purpose of consolidating consumer debt or financing other consumer needs, the competitive advantages of tax deductible interest, when compared with alternative sources of financing, could be eliminated or seriously impaired by such government action. Accordingly, the reduction or elimination of these tax benefits could have a material adverse effect on the demand for loans of the kind offered by the Company, which could have a material adverse effect on the Company's results of operations and financial condition.

   Industry participants are frequently named as defendants in litigation involving alleged violations of federal and state consumer lending laws and regulations, or other similar laws and regulations, as a result of the consumer-oriented nature of the industry in which the Company operates and uncertainties with respect to the application of various laws and regulations in certain circumstances. If a significant judgment were rendered against the Company in connection with any litigation, it could have a material adverse effect on the Company's financial condition and results of operations.

   The Company's loans under the Title I Program are eligible for FHA insurance. The FHA insures 90% of such loans and certain interest costs, provided that the Company has not depleted its loss reserve account established with the FHA and the loans were properly originated according to FHA regulations. The amount of insurance coverage in a lender's FHA loss reserve account is equal to 10% of the original principal amount of all Title I Loans originated and the amount of the reserves for purchased loans reported for insurance coverage by the lender, less the amount of all insurance claims approved for payment in connection with losses on such loans and other adjustments. If at any time claims exceed the loss reserve balance, the remaining Title I Loans will be uninsured. In addition, the Title I Program sets loan origination guidelines that must be satisfied by the lender in connection with the origination of Title I Loans in order for FHA to insure those loans. The Company's failure to comply with such requirements could result in denial of payment by FHA. There can be no assurance that losses will not exceed the Company's loss reserve account or that the Company will not be adversely affected by such defaults. The Company's Conventional Loans are not insured.

CONCENTRATION OF VOTING CONTROL IN MANAGEMENT

   Daniel T. Phillips, the Company's President, Chief Executive Officer and Chairman of the Board, and Eric C. Green, the Company's Chief Financial Officer, beneficially own or otherwise control a significant block of the outstanding voting Common Stock. Therefore, Messrs. Phillips and Green are able to exercise significant influence with respect to the election of the entire Board of Directors of the Company and all matters submitted to stockholders. Messrs. Phillips and Green are also able to significantly influence the direction and future operations of the Company, including decisions regarding the issuance of additional shares of Common Stock and other securities. In addition, as long as Messrs. Phillips and Green beneficially own or otherwise control a significant block of issued and outstanding Common Stock of the Company, it will be difficult for third parties to obtain control of the Company through purchases of Common Stock not beneficially owned or otherwise controlled by Messrs. Phillips and Green.

DEPENDENCE ON KEY PERSONNEL

   The Company is dependent upon the continued services of Daniel T. Phillips or Eric C. Green and the Company's other executive officers. While the Company believes that it could find replacements for its executive officers, the loss of their services could have an adverse effect on the Company's operations. Each of the Company's executive officers has entered into an employment agreement with the Company.

EVENTS OF DEFAULT UNDER CERTAIN FINANCING FACILITIES

   The loss of the services of Daniel T. Phillips as Chief Executive Officer of the Company and Eric C. Green as Chief Financial Officer of the Company would constitute an event of default under the credit facilities with the Warehouse

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

Lender, which in turn would result in defaults under other indebtedness. Mr. Phillips and Mr. Green have entered into employment agreements with the Company.

EFFECT OF CERTAIN ANTITAKEOVER PROVISIONS

   Certain provisions of the Company's Amended and Restated Articles of Incorporation (the "Articles of Incorporation") and Amended and Restated Bylaws (the "Bylaws"), the Nevada General Corporation Law and the Indenture for the 7.25% Convertible Subordinated Notes Due 2003 (the "Convertible Notes") could delay or frustrate the removal of incumbent directors and could make difficult a merger, tender offer or proxy contest involving the Company, even if such events could be viewed as beneficial by the Company's stockholders. For example, the Articles of Incorporation deny the right of stockholders to amend the Bylaws and require advance notice of stockholder proposals and nominations of directors. The Company is also subject to provisions of the Nevada General Corporation Law that prohibit a publicly held Nevada corporation from engaging in a broad range of business combinations with a person who, together with affiliates and associates, owns 10% or more of the corporation's outstanding voting shares (an "interested stockholder") for three years after the person became an interested stockholder, unless the business combination is approved in a prescribed manner. In addition, the Indenture for the Convertible Notes provides that in the event of a change of control (as defined therein) holders of the Convertible Notes have the right to require that the Company repurchase the Notes in whole or in part.

SECURITIES TRADING; POSSIBLE VOLATILITY OF PRICES

   The Common Stock is quoted on the Nasdaq National Market. The market price for shares of Common Stock may be significantly affected by such factors as quarter-to-quarter variations in the Company's results of operations, news announcements or changes in general market or industry conditions.

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                                   SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 19, 1996

                                       RAC FINANCIAL GROUP, INC.


                                       By:/s/ Eric C. Green
                                          ---------------------------
                                       Name: Eric C. Green
                                       Title: Chief Financial Officer